Exhibit 99.2

PRIMEDIA INC. AND SUBSIDIARIES

Unaudited Pro Forma Condensed Consolidated Financial Information

On August 8, 2005, PRIMEDIA Inc. and subsidiaries, (the “Company” or “PRIMEDIA”) announced that it had reached an agreement to sell PRIMEDIA Business Magazines and Media Inc. (“PBI”), to PBI Media Holdings Inc., an entity controlled by Wasserstein & Co., LP through its U.S. Equity Partners II, LP investment partnership for approximately $385 million in cash. The sale was completed on September 30, 2005, and will result in a gain to be recorded in the third quarter of 2005.

The net proceeds from the sale of PBI will be used for the repayment of outstanding indebtedness under PRIMEDIA’s credit facilities and for general corporate purposes. PRIMEDIA intends, through a series of steps, to further reduce outstanding long-term debt and/or redeem outstanding shares subject to mandatory redemption. The accompanying unaudited pro forma condensed statements of consolidated operations do not include any pro forma adjustments relating to the reduction of interest expense and interest on shares subject to mandatory redemption. However, based on the weighted average interest rates at September 30, 2005 applied to PRIMEDIA’s outstanding long-term debt and shares subject to mandatory redemption, the annual reductions in interest expense and interest on shares subject to mandatory redemption would aggregate to approximately $25,000.

On March 18, 2005, the Company completed the sale of About, Inc. (“About”) to the New York Times Company for approximately $410 million.  The Company recorded a gain of approximately $379 million during the first quarter of 2005.  The Company filed a Current Report on Form 8-K related to the sale of About on March 24, 2005.

The net proceeds from the sale of About were used for the repayment of outstanding indebtedness under PRIMEDIA’s revolving loan facilities and for general corporate purposes.  Through a series of steps, PRIMEDIA further reduced its outstanding long-term debt and redeemed outstanding shares subject to mandatory redemption.  The annual reductions in interest expense and interest on shares subject to mandatory redemption would aggregate to approximately $34,000.

The following unaudited pro forma condensed statements of consolidated operations have been prepared based on the historical statements of consolidated operations of PRIMEDIA after giving effect to the sale of its wholly-owned subsidiaries, PBI and About, and the assumptions and adjustments described in the accompanying notes to these unaudited pro forma condensed statements of consolidated operations. The unaudited pro forma condensed statements of consolidated operations give effect to the disposals of PBI and About by PRIMEDIA as if they had occurred on January 1, 2002.  The unaudited pro forma statements of consolidated operations were derived by adjusting the historical statements of consolidated operations of PRIMEDIA for the removal of revenues and expenses associated with PBI and About and the pro forma adjustments described in the footnotes.

In the second quarter of 2005, Primedia had classified the results of operations of PBI as a discontinued operation and its assets and liabilities as held for sale in accordance with Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets.

The unaudited pro forma condensed statements of consolidated operations, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the audited historical statements of consolidated operations and notes thereto included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed on March 16, 2005 and the unaudited historical condensed statements of consolidated operations and notes thereto included in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, filed on August 9, 2005.

The unaudited pro forma condensed statements of consolidated operations are presented for illustrative purposes only and are not necessarily indicative of the results of consolidated operations that would have actually been reported had the dispositions occurred on January 1, 2002, nor are they necessarily indicative of PRIMEDIA’s future consolidated results of operations. The unaudited pro forma condensed statements of consolidated operations are based upon estimates and assumptions. These estimates and assumptions are preliminary and have been made solely for the purposes of developing this pro forma information.

PRIMEDIA INC. AND SUBSIDIARIES

Unaudited Pro Forma Condensed Statement of Consolidated Operations

(dollars in thousands, except share and per share amounts)

	Year ended December 31, 2004
	Historical Consolidated	About(a)	PBI		Pro Forma Adjustments		Pro Forma Consolidated
Revenues, net:
Advertising	$847,548	$35,193	$159,729				$652,626
Circulation	278,435	16	15,293				263,126
Other	181,096	609	42,575				137,912

Total revenues, net	1,307,079	35,818	217,597				1,053,664

Operating costs and expenses:
Cost of goods sold	275,415	9,428	37,331				228,656
Marketing and selling	265,868	4,305	61,140				200,423
Distribution, circulation and fulfillment	217,178	23	28,751				188,404
Editorial	107,876	1,739	27,440				78,697
Other general expenses	155,010	7,956	27,022				120,032
Corporate administrative expenses	25,715				$2,218 (278	(b) )(c)	27,655
Depreciation of property and equipment	37,380	3,332	5,047				29,001
Amortization of intangible assets and other	26,669	1,141	6,313	(f)			19,215
Severance related to separated senior executives	658						658
Non-cash compensation	6,097						6,097
Provision for severance, closures and restructuring related costs	9,651	5	1,392				8,254
Provision for unclaimed property	5,500	100	1,538				3,862
Loss (gain) on sale of businesses and other, net	(952)		14				(966)

Operating income (loss)	175,014	7,789	21,609		(1,940)		143,676

Other income (expense):
Provision for impairment of investments	(804)						(804)
Interest income (expense)	(123,317)		316				(123,633)
Interest on shares subject to mandatory redemption	(43,780)						(43,780)
Amortization of deferred financing costs	(4,986)						(4,986)
Other income, net	19,204	16,686	702				1,816

Income (loss) from continuing operations before provision for income taxes	21,331	24,475	22,627		(1,940)		(27,711)
Provision for income taxes	(14,945)	(4)	(268)				(14,673)

Income (loss) from continuing operations	6,386	24,471	22,359		(1,940)		(42,384)

Preferred stock dividends and related accretion	(13,505)						(13,505)

Income (loss) from continuing operations applicable to common shareholders	$(7,119)	$24,471	$22,359		$(1,940)		$(55,889)

Per common share:

Basic and diluted loss from continuing operations applicable to common shareholders	$(0.03)						$(0.21)
Basic and diluted common shares outstanding	260,488,000						260,488,000

PRIMEDIA INC. AND SUBSIDIARIES

Unaudited Pro Forma Condensed Statement of Consolidated Operations

(dollars in thousands, except share and per share amounts)

	Year ended December 31, 2003
	Historical Consolidated	About(a)	PBI	Pro Forma Adjustments		Pro Forma Consolidated
Revenues, net:
Advertising	$825,169	$13,584	$157,278			$654,307
Circulation	288,335	73	16,683			271,579
Other	169,246	471	40,526			128,249

Total revenues, net	1,282,750	14,128	214,487			1,054,135

Operating costs and expenses:
Cost of goods sold	276,167	6,183	38,795			231,189
Marketing and selling	251,184	2,688	57,397			191,099
Distribution, circulation and fulfillment	222,211	24	30,268			191,919
Editorial	100,506	817	25,745			73,944
Other general expenses	154,929	7,652	28,292			118,985
Corporate administrative expenses	26,151			$1,710 231	(b) (d)	28,092
Depreciation of property and equipment	46,351	7,896	7,812			30,643
Amortization of intangible assets, goodwill and other	53,589	7,131	9,175			37,283
Severance related to separated senior executives	9,372					9,372
Non-cash compensation	11,184					11,184
Provision for severance, closures and restructuring related costs	8,102	590	388			7,124
Loss (gain) on sale of businesses and other, net	591		815			(224)

Operating income (loss)	122,413	(18,853)	15,800	(1,941)		123,525

Other income (expense):
Provision for impairment of investments	(8,975)					(8,975)
Interest expense	(122,914)		(328)			(122,586)
Interest on shares subject to mandatory redemption	(21,889)					(21,889)
Amortization of deferred financing costs	(3,462)					(3,462)
Other income (expense), net	(3,002)		32			(3,034)

Income (loss) from continuing operations before provision for income taxes	(37,829)	(18,853)	15,504	(1,941)		(36,421)
Provision for income taxes	(12,220)		380			(12,600)

Income (loss) from continuing operations	(50,049)	(18,853)	15,884	(1,941)		(49,021)

Preferred stock dividends and related accretion, net	(41,853)					(41,853)
Income (loss) from continuing operations applicable to common shareholders	$(91,902)	$(18,853)	$15,884	$(1,941)		$(90,874)

Per common share:
Basic and diluted loss from continuing operations applicable to common shareholders	$(0.35)					$(0.35)
Basic and diluted common shares outstanding	259,230,001					259,230,001

PRIMEDIA INC. AND SUBSIDIARIES

Unaudited Pro Forma Condensed Statement of Consolidated Operations

(dollars in thousands, except share and per share amounts)

	Year ended December 31, 2002
	Historical Consolidated	About(a)	PBI	Pro Forma Adjustments		Pro Forma
Revenues, net:
Advertising	$855,377	$11,261	$184,184			$659,932
Circulation	310,154	17	16,721			293,416
Other	175,232	1,228	43,208			130,796

Total revenues, net	1,340,763	12,506	244,113			1,084,144

Operating costs and expenses:
Cost of goods sold	290,568	4,442	43,525			242,601
Marketing and selling	275,206	3,479	57,655			214,072
Distribution, circulation and fulfillment	228,686		33,499			195,187
Editorial	110,917	2,875	26,163			81,879
Other general expenses	160,963	2,330	45,372			113,261
Corporate administrative expenses	31,172			$1,366 1,710	(b) (d)	34,248
Depreciation of property and equipment	56,172	5,335	10,288			40,549
Amortization of intangible assets, goodwill and other	158,893	30,806 (e)	59,110 (e)			68,977
Non-cash compensation	10,502	2,706	329			7,467
Provision for severance, closures and restructuring related costs	49,516	592	4,890			44,034
Loss on sale of businesses and other, net	7,247		241			7,006

Operating income (loss)	(39,079)	(40,059)	(36,959)	(3,076)		34,863

Other income (expense):
Provision for impairment of investments	(19,045)					(19,045)
Interest expense	(138,593)	(122)	(54)			(138,417)
Amortization of deferred financing costs	(3,469)					(3,469)
Other income (expense), net	4,993	(301)	(872)			6,166

Loss from continuing operations before provision for income taxes	(195,193)	(40,482)	(37,885)	(3,076)		(119,902)
Provision for income taxes	(46,375)	(38)	(1,184)			(45,153)

Loss from continuing operations	(241,568)	(40,520)	(39,069)	(3,076)		(165,055)

Preferred stock dividends and related accretion, net	(47,656)					(47,656)

Loss from continuing operations applicable to common shareholders	$(289,224)	$(40,520)	$(39,069)	$(3,076)		$(212,711)

Per common share:
Basic and diluted loss from continuing operations applicable to common shareholders	$(1.14)					$(0.84)
Basic and diluted common shares outstanding	253,710,417					253,710,417

NOTES TO UNAUDITED PRO FORMA CONDENSED

STATEMENTS OF CONSOLIDATED OPERATIONS

Note 1.  Basis of Pro Forma Presentation

The unaudited pro forma condensed statements of consolidated operations included herein have been prepared pursuant to the rules and regulations of the United States Securities and Exchange Commission.

The unaudited pro forma condensed statements of consolidated operations of PRIMEDIA have been prepared based on the historical statements of consolidated operations of PRIMEDIA, About and PBI for each of the three years in the period ended December 31, 2004, after giving effect to the adjustments and assumptions described below.

PRIMEDIA, About and PBI employ accounting policies that are in accordance with accounting principles generally accepted in the United States of America. In management’s opinion, all material adjustments necessary to reflect fairly the pro forma results of operations of PRIMEDIA have been made.

The ongoing activity presented in these unaudited pro forma condensed statements of consolidated operations represents PRIMEDIA’s revenues and expenses that will not be divested in the sales of About and PBI.

Note 2.  Pro Forma Assumptions

Pro forma adjustments:

The accompanying unaudited pro forma condensed statements of consolidated operations have been prepared as if the About and PBI divestitures were completed on January 1, 2002 and reflect the following pro forma adjustments:

(a)          About statement of consolidated operations as presented in the Company’s current report on Form 8-K filed on March 24, 2005.

(b)         To adjust for expenses that were originally allocated to PBI but will continue to be incurred by PRIMEDIA after the sale of PBI.

(c)          To adjust for expenses that are not expected to be incurred subsequent to the disposition of About.

(d)         To adjust for expenses that were originally allocated to About but will continue to be incurred by PRIMEDIA after the sale of About.

(e)          Include $45,601 and $22,122 of provision for impairment of goodwill related to PBI and About, respectively, recorded in accordance with SFAS 142, Goodwill and Other Intangible Assets.

(f)            Includes $1,120 of provision for impairment of trademarks related to PBI, recorded in accordance with SFAS 142, Goodwill and Other Intangible Assets.

Note 3.  Unaudited Pro Forma Earnings Per Share Data

Basic and diluted pro forma earnings per share were calculated using the weighted average shares outstanding of PRIMEDIA for each of the three years in the period ended December 31, 2004. As the unaudited pro forma condensed statements of consolidated operations for each of the three years in the period ended December 31, 2004, show a net loss from continuing operations applicable to common shareholders, weighted average basic and diluted shares are the same.